Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Smart Powerr Corp of our report dated March 28, 2025 relating to the financial statements for the year ended December 31, 2024, which appear in the 2024 Annual Report on Form S-1.

We also consent to the reference to us under the heading "Experts" in this Registration Statement.

/s/ Enrome LLP

Singapore

April 30, 2025

PCAOB ID #6907

Enrome LLP	143 Cecil Street #19-03/04	admin@enrome-group.com
	GB Building Singapore 069542	www.enrome-group.com